Exhibit 99.1

E.K. Ranjit

Chief Financial Officer

Digimarc Corporation

503-495-4625

Leslie Constans

Digimarc Public Relations

503-495-4568

lconstans@digimarc.com

FOR IMMEDIATE RELEASE

Digimarc Reports First Profitable Quarter As A Public Company

Portland, Ore. — April 22, 2003 - Digimarc Corporation (NASDAQ: DMRC), the leading supplier of digital watermarking technologies and a leader in secure personal identification systems, today announced total revenues of $21.7 million and net income of $29,000 for the quarter ended March 31, 2003. This marked the company’s first profitable quarter as a public company, culminating five consecutive quarters of continuous improvement in financial and operating performance.

Total revenues for the first quarter of 2003 were $21.7 million, up $3.2 million or 18% from the $18.5 million reported in the comparable period of 2002.  Basic and diluted earnings per share for the first quarter of 2003 were $0.00 based on 17.66 million weighted average shares outstanding for the quarter (basic) and 18.35 million weighted average shares outstanding for the quarter (diluted).  This compares with basic and diluted net loss per share of $0.24 based on 17.11 million weighted average shares for the comparable period of 2002.

“Our financial performance for the quarter was solid with a 4% sequential growth in total revenues from last quarter and modest profits,” said E.K. Ranjit, Digimarc CFO. “Both revenues and profits were within our guidance for the quarter, and our profitability this quarter marks a major milestone for Digimarc as a public company. In addition, gross profit at 45% of total revenues exceeded our expectations. The improvement in gross profit was primarily driven by a favorable product mix and our continuing efforts to improve operating efficiencies.”

Digimarc Chairman and CEO Bruce Davis said, “Our success in the quarter was primarily the result of continuing performance improvements in our ID Systems business, where the team delivered sequential growth in revenues, improved margins, and lower costs.”  Davis continued, “ID Systems’ exceptional performance not only drove financial results but also the adoption of digital watermarking technology.  Yesterday, the State of New Jersey announced the award of its new digital driver license system contract to Digimarc, and announced that it is the first state to incorporate digital watermarking into its licenses for enhanced security.  This is a landmark event in our initiative to foster broad adoption of digital watermarking in the field of secure personal identification systems.”

T. +1 503.885.9699   F. +1 503.885.9880   19801 SW 72nd Avenue, Suite 250   Tualatin, OR   97062   USA
www.digimarc.com

Business Outlook

The following statements concerning projections of future financial performance are based on current expectations.  These statements are forward-looking, subject to risks and uncertainties, and actual results may differ materially. These statements do not include the potential impact of any investments outside the ordinary course of business or mergers and acquisitions. Continuing uncertainty in global economic conditions makes it particularly difficult to predict product demand and other related matters.

Digimarc estimates that second quarter 2003 total revenues will be in the range of $21.2 million to $22.0 million.  Revenues are highly dependent on a number of factors including, but not limited to, general economic conditions, the company’s ability to predict card issuance volumes from existing state drivers license programs, the company’s ability to secure new contracts, the political and competitive environment in countries in which the company seeks business, changes in customer order or usage patterns, and changes in the demand for the company’s products and services.

Digimarc expects gross profit in the second quarter of 2003 to be in the range of 45 to 47 percent. Gross profit may be higher or lower than expected due to a number of factors including, but not limited to, competitive pricing actions, changes in estimated product costs, changes in the company’s estimated product mix, and changes in revenue levels.

Digimarc expects combined operating expenses for research, development and engineering and selling, general and administrative of approximately $9.1 million to $9.7 million in the second quarter of 2003.  Operating expenses, particularly certain marketing and compensation-related expenses, vary depending on the level of revenue and profits.

Digimarc expects non-cash charges related to the amortization of deferred stock compensation to be approximately $450,000 in the second quarter. These charges relate to options granted to employees in 1999, prior to the company’s initial public offering.  The company will record the last of these charges in the fourth quarter of 2003.

Digimarc expects to record a provision for income taxes of approximately $50,000 during the second quarter of 2003 that relates to taxes payable in foreign locations.  Income taxes for domestic operations are expected to be zero during the same period due to net operating loss carryforward benefits the company has from prior periods.

Digimarc expects other income, consisting mainly of interest income, to be approximately $105,000 in the second quarter of 2003, assuming no material change in average cash balances or interest rates from the first quarter.

Digimarc estimates diluted earnings per share to be in the range of  $0.00 to $0.02 for the second quarter of 2003. For the full year 2003, we remain comfortable with the First Call Consensus of $0.21 diluted earnings per share.

Conference Call:

Digimarc will hold its Q1 2003 earnings conference call today, at 2 p.m. PDT/5 p.m. EDT.  The call will feature Bruce Davis, Digimarc chairman and CEO; Paul Gifford, Digimarc president and COO; and E.K. Ranjit, Digimarc CFO.  As in the past, the event will be open to the general public and the media.  The call will be broadcast live by Web cast at www.digimarc.com or www.streetevents.com.  At Digimarc’s Web address, the call will be available by clicking on the “Q1 Earnings Release Conference Call” icon.  This Web cast will also be available for later listening at www.digimarc.com and www.streetevents.com for two weeks following the live call.  Thereafter, the Web cast will be archived and available at http://www.digimarc.com/investor/events.asp under the subcategory “Archives.”

About Digimarc

Digimarc Corp. (NASDAQ: DMRC), based in Tualatin, Ore., is the leading provider of digital watermarking components and technologies used in a wide range of security, identification and brand protection applications.

Digimarc ID Systems, LLC, based in Burlington, Mass., and a wholly-owned subsidiary of Digimarc, is a leading global provider of secure and durable personal identification solutions, and is the leading producer of drivers licenses in the U.S., providing systems and services to 33 states. Internationally, Digimarc ID Systems produces identification documents for governments around the world.

Digimarc has an extensive intellectual property portfolio, with 95 issued U.S. patents with more than 2,000 claims, and more than 350 pending applications for U.S. patents, in digital watermarking, personal identification and related technologies. Please go to www.digimarc.com for more company information.

Securities Safe Harbor

With the exception of historical information contained in this release, the matters described herein contain certain “forward-looking statements” that are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include but are not limited to statements reflective of financial guidance for Digimarc’s second fiscal quarter and fiscal year 2003, statements implicating potential future adoption of digital watermarking in the field of secure personal identification systems and other statements containing words such as “believes,” “expects,” “estimates” or “anticipates” and words of similar import or statements of management’s opinion.  These statements are based on management’s current reasonable expectations and are subject to certain assumptions, risks, uncertainties and changes in circumstances. Actual results may vary materially from those expressed or implied from the statements herein or from historical results, due to, among other things, changes in economic, business, competitive, technological and/or regulatory factors. More detailed information about these factors is set forth in filings by Digimarc with the Securities and Exchange Commission, including its most recent annual report on Form 10-K under Item 1 thereof (“Business”) under the captions “Risks Related to Our Business” and “Risks Related to Our Markets” and under Item 7 thereof (“Management’s Discussion and Analysis of Financial Condition and Results of Operations”). Guidance offered by Digimarc represents a point-in-time estimate made by management of Digimarc.  Digimarc is not obligated to (and expressly disclaims any obligation to) revise or update any forward-looking statements, including guidance, in order to reflect events or circumstances that may arise after the date of this press release, whether they arise as a result of new information, future events, or otherwise.

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Digimarc Corporation

Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2003	2002
Revenues:
Digimarc Digital Watermarking (DWM)	$2,360	$2,127
Digimarc ID Systems (DIDS)	19,344	16,329
Total revenues	21,704	18,456

Cost of revenues	11,946	10,614

Gross profit	9,758	7,842
Percentage of gross profit to total revenues	45%	42%

Operating expenses:
Research, development and engineering	1,721	2,421
Selling, general and administrative	7,630	9,399
Stock-based compensation	444	471
Total operating expenses	9,795	12,291

Operating loss	(37)	(4,449)

Other income (expense), net	116	296
Income (loss) before provision for income taxes	79	(4,153)
Provision for income taxes	50	—
Net income (loss)	$29	$(4,153)

Net income (loss) per share — basic	$0.00	$(0.24)
Net income (loss) per share — diluted	$0.00	$(0.24)

Weighted average shares — basic	17,662	17,111
Weighted average shares — diluted	18,348	17,111

Digimarc Corporation

Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31,	December 31,
	2003	2002
Assets
Current assets:
Cash and cash equivalents	$45,124	$46,084
Short-term investments	5,135	7,090
Accounts receivable, net	15,194	15,133
Inventory, net	5,689	5,091
Other current assets	2,433	3,107
Total current assets	73,575	76,505

Long-term assets, net	57,279	55,962
Total assets	$130,854	$132,467

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$5,757	$8,008
Accrued payroll and related costs	1,792	1,387
Deferred revenue	3,369	3,732
Other current liabilities	41	69
Total current liabilities	10,959	13,196

Other long-term liabilities	5	7

Stockholders’ equity	119,890	119,264
Total liabilities and stockholders’ equity	$130,854	$132,467